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                                                                    EXHIBIT 21.1

                             WANG LABORATORIES, INC.
                                  SUBSIDIARIES



ALL SUBSIDIARIES CONDUCT BUSINESS UNDER THE NAME WANG GLOBAL

AUSTRALIA
Wang Australia
Wang Global OA Pty. Ltd. (formerly, Olivetti Australia Pty. Ltd.)
OP Pty. Ltd. (formerly, Olivetti Pacific Pty Ltd.)
Triumph-Adler OA Pty. Ltd. (formerly, Triumph Adler Olivetti (Australia) Ltd.) Open Access Pty. Ltd.


AUSTRIA
Olsy Austria GmbH
Open Networks Distr. Ges.m.b.H
Open Systems Olsy Austria Information Systems GmbH & Co. KG


BAHRAIN
Advanced Global Communications Networks


BELGIUM
Wang Europe B.V.B.A.
Olsy Belgium B.V.B.A.
Dynamic Office Tech. Serv. S.A.
Ambrasoft S.A.
Cable Print NV
Berma BVBA


BERMUDA
Wang Global Holdings LP


BRAZIL
Wang Global Ltda.


CANADA
Wang Canada Limited
Wang Global Canada Limited


CHILE
Wang Export Services Inc.


CZECH REPUBLIC
Wang Global s.r.o.


DENMARK
Olsy A/S
DDI Communications A/S

DUBAI
Advanced Global Communication Networks


ESTONIA
Olsy Eesti AS




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FINLAND
Wang Global Oy
Dildata Oy
Microcomputer Support Oy


FRANCE
Wang France S.A.
Olsy France SA
Pharasia SCS
Sameca SarL


GERMANY
Wang Deutschland GmbH


GREECE
Wang Global SA


HONG KONG
Wang Pacific Asia
Wang Global (HK) Ltd.
ISC Systems Asia Ltd.
ISC Systems Asia Pacific Corp.
Asian Electronics Limited


HUNGARY
Wang Global Hungary Network Services Ltd.


INDONESIA
PT Wang Global Indonesia Ltd.


ISRAEL
Wang Global Systems, Ltd.


IRELAND
Wang Ireland Ltd.


ITALY
WANG GLOBAL S.P.A.
Dr. Ing, Franco Iachello & C. SpA.
DSI Italia SpA
Prodest SpA
Radiel SpA
OSE SpA
Delphi SpA
Olivetti Engineering Serv. Scpa
Unite SpA
Nomos Sistema SpA
O'Group Technology SpA
ORE&L
Olsy S.p.A.


JAPAN
Olivetti Corporation of Japan





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KOREA
Wang Computer Korea, Ltd.


LUXEMBOURG
Infotechnique S.A.


MALAYSIA
Wang Enterprise Solutions Malaysia
OMAL (Malaysia) Sdn. Berhad


MEXICO
Wang Global de Mexico S.A. de C.V.


NETHERLANDS
Wang Netherlands B.V.
Olsy Netherlands B.V.
Olsy International N.V.


NORWAY
Wang Global AS


PEOPLE REPUBLIC OF CHINA
Beijing O.I.S. Engineering Co. Ltd.
Olivetti Tianjin Int. T & Serv. Co. Ltd.


PUERTO RICO
Wang Computadoras Inc.


PHILIPPINES
Wang Global Philippines Inc.


POLAND
Wang Global Z.O.O.


PORTUGAL
Wang Global Portugal - Servicos e Redesde Informatica, S.A.


SINGAPORE
Wang Computers (Pte) Limited
Wang Global (Singapore) Pte. Ltd.
Enterprise Solutions (Singapore)


SLOVAKIA
Wang Global s.r.o.


SOUTH AFRICA
Olsy Africa Pty. Ltd.
Lole Pty. Ltd.
Quintus Pty. Ltd.
Ensemble Technology
Portion 543 Farm Reitfontein (Pty.) Ltd.


SPAIN
Wang Espana, S.A.





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Wang Network Services, S.A.


SWITZERLAND
Wang (Schweiz) AG
Olsy (Schweiz) AG
Datrac AG
Netspeed AG


UNITED KINGDOM
Wang (UK) Limited
Wang I-Net Limited
Olsy UK Limited
Olsy Financial Services
Wang Holdings, Inc.


UNITED STATES
Wang International Holdings, Inc. - Massachusetts
Cartgate, Inc. - Massachusetts
Olsy North America Inc. - Washington
I-NET, Inc. - Maryland
Advanced Paradigm Inc. - Virginia
Bannex Corporation - Florida
The Parian Development Group, Inc. - Illinois
Wang Laboratories Puerto Rico, Inc. - Delaware
Wang Government Services, Inc. - Delaware
Wang Global Holdings LLC - Delaware


VENEZUELA
Wang Venezuela C.A.